UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56720	33-6595754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Natixis Repurchase Facility

As previously disclosed, on May 23, 2025, BLKM I, LLC (the “Seller”), an indirect wholly owned special-purpose financing subsidiary of BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust (the “Company”), entered into that certain Master Repurchase Agreement and Securities Contract (together with the related transaction documents, the “Repurchase Agreement”), with Natixis, New York Branch (“Natixis”), to finance the acquisition by the Seller of eligible loans as more particularly described in the Repurchase Agreement. The Repurchase Agreement provided for asset purchases by Natixis for an initial amount of $150 million, which was increased to $250 million pursuant to that certain First Amendment to Fee Letter, dated as of November 26, 2025.

On June 24, 2026, the Seller and Natixis entered into that certain First Amendment to Master Repurchase Agreement and Securities Contract (the “First Amendment”) and that certain Second Amendment to Fee Letter (the “Second Amended Fee Letter” and, together with the First Amendment, the “June 2026 Amendments”). The June 2026 Amendments further increased the maximum facility amount under the Repurchase Agreement to $500 million and extended the funding expiration date to June 24, 2028, subject to early termination as provided in the First Amendment. No other material changes were made with respect to the terms of the Repurchase Agreement.

The foregoing summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is included as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

June 2026 Distribution

On June 30, 2026, the Company declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class F-S Common Shares	$0.1927	$0.0178	$0.1749
Class F-I Common Shares	$0.1927	$0.0000	$0.1927
Class E Common Shares	$0.1927	$0.0000	$0.1927

The gross distribution amounts above reflect a distribution of $0.1927 per share for the month of June. The net distribution for each class of Common Shares (which represents the gross distributions less shareholder servicing fees for the applicable class of Common Shares) is payable to shareholders of record as of the close of business on June 30, 2026, and will be paid on or about July 21, 2026. These distributions will be paid in cash or reinvested in the applicable class of the Company’s Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	First Amendment to Master Repurchase Agreement and Securities Contract, dated June 24, 2026, by and among BLKM I, LLC, as seller, BlackRock Monticello Debt Real Estate Investment Trust, as guarantor, and Natixis, New York Branch as buyer.

104	Cover Page Interactive Data File (embedded within the XBRL file)

*	Portions of this exhibit have been omitted pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

By:	/s/ Barry W. Szarvas Jr.
Name:	Barry W. Szarvas Jr.
Title:	Chief Financial Officer

Dated: June 30, 2026